UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant x Filed by a Party other than the Registrant ☐

Check the appropriate box:

x	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12
Travelzoo Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
x	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Travelzoo Inc.
590 Madison Avenue, 37th Floor
New York, NY 10022

_________, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Travelzoo Inc. The Annual Meeting will be held on _________, 2013 at 10:00 a.m. local time, at 590 Madison Avenue, 37th Floor, New York, NY 10022 .

In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card.   The expected actions to be taken at the Annual Meeting are described in the attached proxy statement and Notice of Annual Meeting of Stockholders.  Our audited financial statements and detailed information relating to Travelzoo's activities and operating performance is contained in our 2012 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 11, 2013 and amended on April 30, 2013, which is also enclosed.  We encourage you to read the Form 10-K.

Stockholders of record as of _______, 2013 may vote at the Annual Meeting.  This proxy statement is first being mailed or furnished to stockholders on or about _______, 2013.

Your vote is important.  Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted by proxy. The attached proxy statement explains more about the proxy voting.  Please read it carefully.  If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo's Corporate Secretary at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.

If you hold your shares in street name through a bank, broker, or other nominee, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting. You must check in to be admitted.

Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo's principal executive offices, located at 590 Madison Avenue, 37th Floor, New York, New York 10022, for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

On behalf of the entire Board of Directors, we look forward to seeing you at the Annual Meeting.

Sincerely,

HOLGER BARTEL
Chairman of the Board of Directors

TRAVELZOO INC.

590 Madison Avenue
37th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On _______, 2013

To the Stockholders of Travelzoo Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo Inc., a Delaware corporation ("Travelzoo", the "Company", "we" or "us"), will be held on _____, 2013, at 10:00 a.m., local time, at 590 Madison Avenue, 37th Floor, New York, NY 10022, for the following purposes:

1.
To consider and vote on two amendments to the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock, par value $0.01 per share (the "Common Stock"), at a ratio of 1-for-25 followed immediately by a forward split of the Company's outstanding Common Stock at a ratio of 25-for-1 ("Proposal 1");

2.
To elect five (5) members of the Company's Board of Directors (the "Board"), each to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 2");

3.	To approve, on an advisory basis, the compensation of the executive officers of the Company ("Proposal 3");

4.	To consider and vote on a shareholder proposal regarding the implementation of majority voting for uncontested elections of directors ("Proposal 4"); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record at 5:00 p.m. Eastern Time on _________, 2013 may vote at the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via mail to the address indicated. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors,

TRAVELZOO INC.

GLEN CEREMONY
Corporate Secretary

PROXY STATEMENT

FOR THE TRAVELZOO INC.

2013 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

Travelzoo's Board of Directors is soliciting proxies to be voted at the 2013 Annual Meeting of Stockholders (the "Annual Meeting"). This proxy statement includes information about the matters to be voted upon at the meeting.

Only stockholders of record of our common stock, par value $0.01 per share (the "Common Stock"), as of 5:00 p.m. Eastern Time on ______, 2013 (the "record date") will be entitled to notice of, and to vote at, the Annual Meeting.  As of the record date, there were ________ shares of our Common Stock issued and outstanding.

Where and when is the Annual Meeting?

The Annual Meeting of Stockholders will take place on ____, 2013 at 590 Madison Avenue, 37th Floor, New York, NY 10022. The meeting will begin at 10:00 a.m. local time.

What am I voting on?

Stockholders will vote on four items:

1.
A proposal to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding Common Stock, at a ratio of 1-for-25 followed immediately by a forward split of the Company's outstanding Common Stock at a ratio of 25-for-1 ("Proposal 1");

2.
A proposal to elect five (5) members of the Company's Board, each to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 2");

3.	A proposal to approve, on an advisory basis, the compensation of the executive officers of the Company ("Proposal 3"); and

4.	A shareholder proposal regarding the implementation of majority voting for uncontested elections of directors ("Proposal 4").

What is the purpose of the reverse/forward stock split?

If Proposal 1 is approved and acted upon, it will result in a reduction of the number of our stockholders from over 90,000 to approximately 10,000 by cashing out fractional share interests resulting from the reverse stock split that are held by stockholders owning less than 25 shares of Common Stock immediately prior to  the reverse stock split.  This reduction in the number of our stockholders will result in significant cost savings to the Company as described in this proxy statement.  If you own more than 25 shares of Common Stock, your share ownership will not be affected.

How does the Board recommend that you vote on the proposals?

The Board recommends that you vote your shares FOR Proposal 1, Proposal 2 and Proposal 3.  The Company's Board of Directors has considered the shareholder proposal regarding the implementation of majority voting for uncontested elections of directors, and has determined to make no voting recommendation to stockholders with respect to Proposal 4.

How many votes do I have?

You have one vote for each share of our Common Stock that you held at 5:00 p.m. Eastern Time on ____, 2013, the record date for the Annual Meeting. These shares include:

•	Shares held directly in your name as the "stockholder of record" and

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name."

If I am a stockholder of record, how can I vote my shares?

Stockholders can vote by proxy or in person, however, granting a proxy does not in any way affect your right to attend the Annual Meeting and vote in person.

How do I vote by proxy?

If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the proxy statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.  If you receive the proxy statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Computershare, P.O. Box 43126, Providence, RI 02940.

If you vote by proxy, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted "FOR" Proposal 1, "FOR" the election of all nominees for director and "FOR" Proposal 3. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their discretion. If you do not specify the manner in which your shares represented by a validly executed proxy are to be voted on Proposal 4, your shares will be counted as abstentions.   At the time of submitting this proxy statement for printing, we knew of no matter that will be acted on at the Annual Meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?

If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy before the Annual Meeting,

•
Notify our Corporate Secretary in writing at Travelzoo Inc., Attention: Corporate Secretary, 800 W. El Camino Real, Suite 275, Mountain View, CA 94040 before the Annual Meeting that you have revoked your proxy, or

•	Vote in person at the Annual Meeting.

How do I vote in person?

If you are a stockholder of record, you may cast your vote in person by attending the Annual Meeting.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee.

What vote is required to approve each proposal?

Each share of our Common Stock is entitled to one vote with respect to each matter on which it is entitled to vote.  Approval of Proposal 1 requires the affirmative vote of stockholders holding both (A) a majority of the issued and outstanding shares of Common

Stock, and (B) a majority of the issued and outstanding shares of Common Stock that are not held or controlled, directly or indirectly, by directors or officers of the Company, including, without limitation, the shares held by Azzuro Capital Inc., our principal stockholder.  Pursuant to our bylaws, our directors are elected by a plurality of the votes cast, which means that the nominees who receive the greatest number of votes will be elected.  The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of Proposal 3. Approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal.  As discussed below, such approval would not, by itself, implement majority voting.

In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.

Azzurro Capital Inc., whose beneficial owner is Ralph Bartel, a member of our Board, holds an aggregate of 7,230,538 shares of our Common Stock, representing approximately 47.1% of the outstanding shares, as of June 27, 2013. Azzurro Capital Inc. has indicated that it intends to vote its shares in favor of Proposal 1.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.

What is a broker non-vote and how are broker non-votes and abstentions counted?

A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals. The vote on Proposals 1, 2, 3 and 4 are considered "non-routine".  Broker non-votes will not have any effect with respect to Proposals 2, 3 and 4, as shares that constitute broker non-votes are not considered entitled to vote but will be counted for the purposes of obtaining a quorum for the Annual Meeting.  Since approval of Proposal 1 requires the affirmative vote of stockholders holding a majority of the issued and outstanding shares of Common Stock, broker-non votes will have the same effect as a vote against Proposal 1.

Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.

Who is soliciting my vote and who is paying the costs of soliciting these proxies?

The Board of Directors is soliciting your vote by mail though this proxy statement.  We have also engaged Georgeson Inc. to solicit proxies.  For its services, we will pay Georgeson Inc. a fee of $8,500 plus out-of-pocket expenses.  We are paying the cost of preparing, printing, mailing and otherwise distributing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few of our officers and employees may also participate in the solicitation, without additional compensation, by telephone, e-mail, other electronic means, or in person.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four business days following the Annual Meeting. You can obtain a copy of the Form 8-K by logging on to Travelzoo's investor relations website at www.travelzoo.com/ir, by calling the Securities and Exchange Commission (the "SEC") at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

APPROVAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK
 SPLIT FOLLOWED BY A FORWARD STOCK SPLIT (PROPOSAL 1)

Summary

The Board of Directors has authorized, based on the prior recommendation of a special committee of the Board comprised of independent directors (the "Special Committee"), and recommends for your approval, amendments to Travelzoo's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse/forward split of Travelzoo's Common Stock.  If approved by stockholders, the Certificate of Incorporation would be amended to reclassify the Common Stock by combining the outstanding shares of the Common Stock into a lesser number of shares at the ratio of 1-for-25 (the "Reverse Split").  Immediately after the effectiveness of the Reverse Split, the Certificate of Incorporation would be further amended to reclassify the Common Stock by subdividing the outstanding shares of the Common Stock into a greater number of outstanding shares at the ratio of 25-for-1 (the "Forward Split"). As permitted by Delaware law, each holder of fewer than 25 shares of Common Stock prior to the Reverse Split (also referred to as a "Cashed-Out Stockholder") will not receive fractional shares in the Reverse Split, but in lieu of such fractional share interests shall be entitled to receive a cash payment as described below (we refer to the Reverse Split, the Forward Split and these cash payments, collectively, as the "Reverse/Forward Split"). However, if a stockholder holds 25 or more shares of Common Stock at the effective time of the Reverse Split, any fractional share resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.

If approved by the stockholders, the Reverse/Forward Split will become effective on such date as may be determined by the Special Committee of the Board of Directors upon the filing and effectiveness of the necessary amendments to Travelzoo's Certificate of Incorporation with the Secretary of State of the State of Delaware (which we refer to as the "Effective Date"). Even if approved by stockholders, the Special Committee retains the authority to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date.  The form of the proposed amendment to Travelzoo's Certificate of Incorporation necessary to effect the Reverse Split is attached to this proxy statement as Appendix A and the form of the proposed amendment to Travelzoo's Certificate of Incorporation necessary to effect the Forward Split immediately after the Reverse Split is attached hereto as Appendix B.

If our stockholders approve this proposal at the Annual Meeting and the Reverse/Forward Split is completed, Travelzoo will arrange for the disposition of fractional share interests of stockholders who hold fewer than 25 shares immediately prior to the Reverse Split by having the Company's transfer agent aggregate such fractional share interests and sell the shares of Common Stock resulting from such aggregation (the "Aggregated Shares") in open market transactions following the effectiveness of the Forward Split.  The Company's transfer agent will pay to each registered stockholder who holds fewer than 25 shares of Common Stock immediately prior to the Reverse Split an amount, for each share of Common Stock held immediately prior to the Reverse Split, equal to the greater of (1) the average per-share price received in the sale of the Aggregated Shares and (2) the average per-share closing price of the Common Stock on the Nasdaq Global Select Market for the ten (10) consecutive trading days ending on the last trading day prior to the Effective Date (the "Cash-Out Payment").

Travelzoo believes that the Reverse/Forward Split will result in significantly reduced stockholder record keeping administration and mailing expenses while providing holders of fewer than 25 shares with an efficient, cost-effective way to cash out their investment.

As a result of the Reverse/Forward Split, if you own less than 25 shares immediately prior to the Reverse Split, you will receive cash for those shares, and if you own 25 shares or more immediately prior to the Reverse Split, you will retain those shares after the Reverse/Forward Split.

Effect on Stockholders

If approved by the stockholders at the Annual Meeting and implemented by the Special Committee, the Reverse/Forward Split will affect Travelzoo stockholders as follows:

Stockholder Before Completion of the Reverse/Forward Split	Net Effect After Completion of the Reverse/Forward Split

Registered stockholders holding 25 or more shares of Common Stock.
None. No fractional share for such accounts will be cashed out as a result of the Reverse/Forward Split and the total number of shares held in such accounts will not change as a result of the Reverse/Forward Split.

Registered stockholders holding fewer than 25 shares of Common Stock.
Shares will be converted into the right to receive a cash payment per share equal to the greater of (1) the average per-share price received in the sale of the Aggregated Shares and (2) the average per-share closing price of the Common Stock on the Nasdaq Global Select Market for the ten (10) consecutive trading days ending on the last trading day prior to the Effective Date.

Stockholders holding Common Stock in street name through a nominee (such as a bank or broker).
Travelzoo expects that the Reverse/Forward Split will treat stockholders holding Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Common Stock as nominees for  others, in the same manner as stockholders whose shares are registered in their names on the books of the Company. Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders.  However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

Reasons for the Reverse/Forward Split

The Board of Directors recommends that stockholders approve the Reverse/Forward Split for the following reasons.  These, and other reasons, are described in detail under "Background and Purpose of the Reverse/Forward Split" below.

Issue	Solution

Travelzoo has a large number of stockholders that own relatively few shares. Specifically, as of April 8, 2013, approximately 84,000  stockholders held fewer than 25 shares of Common Stock in their accounts. These stockholders represented only approximately 4% of the total number of outstanding shares of Common Stock. Continuing to maintain accounts for these stockholders, including
The Reverse/Forward Split will reduce the number of stockholders who own relatively few shares, resulting in a cost savings to Travelzoo.

expenses associated with required stockholder mailings, costs Travelzoo approximately $420,000 per year.

In many cases, it is very expensive on a relative basis for stockholders with fewer than 25 shares to sell their shares on the open market, as the commissions would represent a disproportionate share of proceeds from the sale of fewer than 25 shares.

The Reverse/Forward Split will cash out stockholders with small accounts without transaction costs such as brokerage fees. However, if these stockholders do not want to cash out their holdings of Common Stock, they may purchase additional shares on the open market to increase the number of shares of Common Stock in their account to at least 25 shares, or, if applicable, consolidate their accounts into an account with at least 25 shares of Common Stock. Any such action should be taken far enough in advance so that it is completed prior to completion of the Reverse/Forward Split.

Since we are effecting a 25-for-1 Forward Split immediately after the 1-for-25 Reverse Split, outstanding certificates for shares of our Common Stock will continue to represent the correct number of shares, other than certificates held by Cashed-Out Stockholders whose certificates will represent only the right to receive the Cash-Out Payment.  There will be no need for any stockholder to submit outstanding certificates representing 25 shares or more of our Common Stock for new certificates.  Cashed-Out Stockholders will need to surrender their certificates in order to receive the Cash-Out Payment.

Negative Aspects of the Reverse/Forward Split

Stockholders owning less than 25 shares should consider the following negative aspects of the Reverse/Forward Split:

◦	You will no longer be entitled to vote as a stockholder of Travelzoo.

◦	You will no longer be entitled to share in any earnings or dividends of Travelzoo.

◦	You will no longer be entitled to the receipt of proxy statements or other information provided by Travelzoo to its stockholders.

Structure of the Reverse/Forward Split

The Reverse/Forward Split includes both a reverse stock split and a forward stock split of the Common Stock. If the Reverse/Forward Split is approved by stockholders and implemented by the Special Committee, the Reverse Split is expected to occur immediately prior to the Forward Split. Upon consummation of the Reverse Split (and prior to the Forward Split), every 25 shares of Common Stock held by a stockholder at that time will be combined into one share of Common Stock. Any stockholder who holds fewer than 25 shares of Common Stock immediately prior to the Reverse Split (also referred to as a "Cashed-Out Stockholder") will receive a cash payment instead of fractional shares.  The amount of this cash payment will be determined and paid as described below.   If a stockholder holds 25 or more shares of Common Stock immediately prior to the Reverse Split, no fractional share will be cashed out as a result of the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.

If stockholders approve this proposal at the Annual Meeting and the Reverse/Forward Split is completed, Travelzoo will arrange for the disposition of the fractional share interests of Cashed-Out Stockholders resulting from the Reverse Split by having the Company's transfer agent sell the Aggregated Shares in open market transactions following the effectiveness of the Forward Split.  The Company's transfer agent will pay to each registered stockholder who holds fewer than 25 shares of Common Stock immediately prior to the Reverse Split an amount, for each share of Common Stock held immediately prior to the Reverse Split, equal to the greater of (1) the average per-share price received in the sale of the Aggregated Shares on the open market and (2) the average per-share closing price of the Common Stock on the Nasdaq Global Select Market for the ten (10) consecutive trading days ending on the last trading day prior to the Effective Date.

If a stockholder holding fewer than 25 shares of Common Stock wants to continue to hold Common Stock after the Reverse/Forward Split, such stockholder may do so by taking either of the following actions far enough in advance so that it is completed by Effective Date of the Reverse/Forward Split: (A) purchase a sufficient number of shares of Common Stock so that such stockholder holds at least 25 of shares of Common Stock, or (B) if applicable, consolidate such stockholder's accounts so that such stockholder holds at least 25 of shares of Common Stock in one account.

The Forward Split will be effected immediately following the Reverse Split and all stockholders who are not Cashed-Out Stockholders will receive 25 shares of Common Stock for every one share of Common Stock they hold following the Reverse Split. We expect that the Reverse/Forward Split will treat stockholders holding Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Common Stock as nominees for  others, in the same manner as stockholders whose shares are registered in their names on the books of the Company.  Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders.  Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as "Cashed-Out Stockholders." However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

In general, the Reverse/Forward Split can be illustrated by the following examples:

Hypothetical Scenario	Result

Mr. Brown is a registered stockholder who holds 20 shares of Common Stock in his account prior to the Reverse/Forward Split.	Instead of receiving a fractional share of Common Stock upon completion of the Reverse Split, each of Mr. Brown's shares will be converted into the right to receive the Cash-Out Payment.

Note: If Mr. Brown wants to continue his investment in Travelzoo, he can buy at least 5 more shares of Common Stock and hold them in his account prior to the Effective Date. Mr. Brown would have to act far enough in advance of the Reverse/Forward Split so that the purchase is completed and the additional shares are credited to his account by 5:00 p.m. Eastern Time on the Effective Date.

Ms. Green has two separate record accounts. As of the Effective Date, she holds 15 shares of Common Stock in one account and 20 shares of Common Stock in the other. All of her shares are registered in her name only.
As described in the case of Mr. Brown above, Ms. Green will receive the Cash-Out Payment for each share of Common Stock held in each of her record accounts instead of receiving fractional shares.

Note: If Ms. Green wants to continue her investment in Travelzoo, she can consolidate or transfer her two record accounts into one account prior to the Effective Date. Alternatively, Ms. Green could buy at least 10 more shares of Common Stock for the first account and 5 more shares for the second account. In either case, her holdings would not be cashed out in connection with the Reverse/Forward Split because she would hold at least 25 shares in a consolidated account or each of her record accounts, as applicable. She would have to act far enough in advance of the Reverse/Forward Split so that the consolidation or the purchase is completed by 5:00 p.m. Eastern Time on the Effective Date.

Mr. Blue is a registered holder who holds 30 shares of Common Stock as of the Effective Date in one record account.	After the Reverse/Forward Split, Mr. Blue will continue to hold all 30 shares of Common Stock.

Mr. Pink has two separate record accounts. As of the Effective Date, he holds 30 shares of Common Stock in his first account and 20 shares of Common Stock in his second account. All of his shares are registered in his name only.

After the Reverse/Forward Split, Mr. Pink will continue to hold 30 shares of our Common Stock in his first account and Mr. Pink will receive the Cash-Out Payment for each share of Common Stock held in his second account instead of receiving fractional shares.

Note: If Mr. Pink wants to continue his entire investment in Travelzoo, he can consolidate or transfer his two record accounts prior to the Effective Date into an account with at least 25 shares of our Common Stock. Alternatively, he can buy at least 5 more shares of Common Stock for his second account and hold them in that account. He would have to act far enough in advance of the Reverse/Forward Split so that the consolidation or the purchase is completed by 5:00 p.m. Eastern Time on the Effective Date.

Mrs. Orange holds 20 shares of Common Stock in a brokerage account as of the Effective Date.
Travelzoo expects that the Reverse/Forward Split will treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Accordingly, Mrs. Orange would be a Cashed-Out Stockholder and would receive the Cash-Out Payment for each share of Common Stock held in her account.  Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders.  However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees to be informed of any procedures such stockholders may need to follow in order to obtain the same treatment as registered stockholders.

Mr. Purple holds 35 shares of Common Stock in a brokerage account
Travelzoo expects that the Reverse/Forward Split will treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. In such case, after the Reverse/Forward Split, Mr. Purple would continue to hold all 35 shares of Common Stock. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees to be informed of any procedures such stockholders may need to follow in order to obtain the same treatment as registered stockholders.

Background and Purpose of the Reverse/Forward Split

Travelzoo has a stockholder base of approximately 92,000  stockholders.  As of April 8, 2013, approximately 84,000 holders of our Common Stock owned fewer than 25 shares. At that time, these 84,000 stockholders represented approximately 91% of the total number of holders of Common Stock, but held in the aggregate approximately 655,000 shares, or only about 4% of the total number of outstanding shares of Common Stock.

In the ordinary course, management has from time to time updated the Board of Directors on the then current and anticipated costs related to administering the Company's stockholder accounts, including transfer agent and administration fees and printing and postage costs associated with the mailing of proxy materials and annual reports to each stockholder.  On April 3, 2013, the Board of Directors established a special committee of independent directors, consisting of David Ehrlich, Donovan Neale-May and Kelly Urso (the "Special Committee") to evaluate the appropriateness and fairness to the Company's stockholders of a transaction in the form of a reverse stock split followed by a forward stock split, which could create future cost savings for the Company related to the administration of its stockholder accounts.

The Special Committee retained Young, Conaway, Stargatt & Taylor, LLP as independent legal counsel regarding, among other things, the requirements of Delaware law in connection with the effectuation of a reverse/forward stock split, relevant legal precedents regarding similar transactions, and the duties of the members of the Special Committee under Delaware law.  The Special Committee also engaged Duff & Phelps, LLC as its independent financial advisor in connection with the proposed Reverse/Forward Split.  On May 31, 2013 (the “Initial Opinion Date”), Duff & Phelps, LLC rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated the same date to the Special Committee to the effect that, as of the Initial Opinion Date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, including the assumption that the consideration to be paid to the Cashed-Out Stockholders was to be based upon the average closing price for the Company’s Common Stock for the 10 trading days leading up to the Initial Opinion Date, the consideration would be fair, from a financial point of view, to the Cashed-Out Stockholders (the "Initial Fairness Opinion").  At the request of the Special Committee, Duff & Phelps, LLC will provide an updated fairness opinion at or near the Effective Date of the proposed transaction.

Travelzoo expects to benefit from substantial cost savings as a result of the Reverse/Forward Split. The cost of administering each registered stockholder's account is the same regardless of the number of shares held in that account. Therefore, Travelzoo's costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In fiscal year 2012, we expect that each registered stockholder will cost Travelzoo approximately $5.00 for transfer agent and other administrative fees as well as printing and postage costs to mail proxy materials and the annual report.  It is expected that the total cost of administering registered stockholder accounts will be reduced by at least $420,000 per year if the Reverse/Forward Split is completed.

In addition to reducing administrative costs, the Reverse/Forward Split will also provide stockholders with fewer than 25 shares of Common Stock with a cost-effective way to cash out their investments, because Travelzoo will pay all transaction costs such as brokerage or service fees in connection with the Reverse Split. Otherwise, stockholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their Common Stock. The Reverse/Forward Split will eliminate these problems for stockholders holding fewer than 25 shares of Common Stock.

Consummation of the proposed Reverse/Forward Split will:

◦	Reduce the number of stockholders of Travelzoo from approximately 92,000 to approximately 10,000.

◦	Result in savings of administrative costs of approximately $420,000 per year.

◦	Cash out stockholders owning less than 25 shares.

◦	Have no effect on stockholders owning 25 shares or more.

◦	Treat Azzurro Capital Inc., our principal stockholder, in the same manner as other stockholders owning 25 or more shares.

After undertaking a thorough analysis of the advisability of the Reverse/Forward Split and considering the totality of the circumstances, the Special Committee believed that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of Travelzoo and its stockholders, including stockholders owning less than 25 shares of Common Stock who would be cashed-out in connection with the Reverse Split and stockholders owning 25 or more shares of Common Stock who would continue as owners of the Company, and recommended to the full Board of Directors that they approve the  Reverse/Forward Split.  Based on the recommendation of the Special Committee and its consideration of all relevant factors discussed above, including the Initial Fairness Opinion described above, the Board of Directors determined that the Reverse/Forward Split would be fair to the stockholders of the Company, from a financial point of view, and in the best interests of the Company and its stockholders, including stockholders owning less than 25 shares of Common Stock who would be cashed-out in connection with the Reverse Split and stockholders owning 25 or more shares of Common Stock who would continue as owners of the Company.

Consummation of the Reverse/Forward Split is conditioned on the approval of stockholders of the Company holding both (1) a majority of the issued and outstanding shares of Common Stock and (2) a majority of the issued and outstanding shares of Common Stock that are not held or controlled, directly or indirectly, by directors or officers of the Company, including, without limitation, the shares held by Azzuro Capital Inc., our principal stockholder.  In addition, the effectuation of the Reverse/Forward Split is further conditioned on (1) receipt by the Special Committee from Duff & Phelps, LLC of an update of the Initial Fairness Opinion as of the date when (if ever) the Special Committee determines to file the amendments (in its updated opinion, Duff & Phelps would be asked to confirm that, based upon the average closing price for the Company’s Common Stock for the 10 trading days leading up to the Effective Date, the consideration to be paid to the Cashed-Out Stockholders would be fair, from a financial point of view, to those holders), and (2) the Special Committee's consideration of the totality of the circumstances.

Effect of the Reverse/Forward Split on Travelzoo Stockholders

Set forth below is a summary of the effect of the Reverse/Forward Split on the following categories of holders:

•	Registered Stockholders with a Record Account of Fewer than 25 Shares

•	Registered Stockholders with 25 or More Shares of Common Stock

•	Street Name Holders of Travelzoo Common Stock (through a nominee such as a bank or broker)

•	Current and Former Travelzoo Employees and Directors (all of which will be treated the same as other stockholders)

Stockholders with a Record Account of Fewer than 25 Shares:

If we complete the Reverse/Forward Split and you are a Cashed-Out Stockholder (i.e., a stockholder holding fewer than 25 shares of Common Stock immediately prior to the Reverse Split):

•	You will not receive fractional shares of stock as a result of the Reverse Split.

•	Instead of receiving fractional shares, you will receive a cash payment in exchange for your shares. See "Determination of Cash-Out Payment".

•
After the Reverse Split, you will have no further interest in Travelzoo with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in Travelzoo's earnings or profits, or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares; you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

•	You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

•
Following the time that we effect the Reverse/Forward Split and sell the cashed-out shares on the open market, you will receive a cash payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

If you hold Book-Entry Shares:

•
Registered stockholders commonly hold their shares in book-entry form under the Direct Registration System for securities. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•
If you are a Cashed-Out Stockholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

If you hold Certificated Shares:

▪
If you are a Cashed-Out Stockholder with a stock certificate representing your cashed-out shares, you will receive a letter of transmittal as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to Travelzoo's transfer agent, Computershare Trust Company, N.A., for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the transfer agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.  For further information, see "Stock Certificates" below.

▪	All amounts owed to you will be subject to applicable federal and state income tax and state abandoned property laws. For further information, see "U.S. Federal Income Tax Consequences" below.

▪	You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

If you want to continue to hold Common Stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is completed by 5:00 p.m. Eastern Time on the Effective Date: (1) purchase a sufficient number of shares of Common Stock on the open market so that you hold at least 25 shares of Common Stock in your account prior to the Reverse Split; or (2) if applicable, consolidate your accounts so that you hold at least 25 shares of Common Stock in one account prior to the Reverse Split.

Stockholders with 25 or More Shares of Common Stock:

If you are a registered stockholder with 25 or more shares of Common Stock as of 5:00 p.m. Eastern Time on the Effective Date, we will first convert your shares into one-twenty-fifth (1/25) of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 5:01 p.m. Eastern Time on the Effective Date, we will convert your shares in the Forward Split into 25 times the number of shares you held after the Reverse Split, which will result in you holding the same number of shares you held before the Reverse Split. As a result, the Reverse/Forward Split will not affect the number of shares you hold if you hold 25 or more shares of Common Stock immediately prior to the Reverse Split. For example, if you held 30 shares of Common Stock in your account immediately prior to the Reverse Split, your shares would be converted into 1.20 shares in the Reverse Split and then back to 30 shares in the Forward Split.

Street Name Holders of Travelzoo Common Stock:

Travelzoo expects that the Reverse/Forward Split will treat stockholders holding Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Common Stock as nominees for  others, in the same manner as stockholders whose shares are registered in their names on the books of the Company.  Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders.  However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

Option Holders:

If you hold options to purchase shares of Common Stock, regardless of the number of shares, the Reverse/Forward Split will have no effect on such options or the number of shares issuable upon their exercise. If you hold options to purchase less than 25 shares of Travelzoo stock, you will not receive a cash payment for these options.

Effect of the Reverse/Forward Split on Travelzoo

The Reverse/Forward Split will not affect the public registration of the Common Stock with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Similarly, we do not expect the Reverse/Forward Split will affect the continued listing of the Common Stock on the Nasdaq Global Select Market.  The number of shares of authorized and outstanding Common Stock will not change as a result of the Reverse/Forward Split. As a result of the Reverse/Forward Split, the Company's transfer agent will sell the Aggregated Shares on the open market to permit payment of the Cash-Out Payment to the Cashed-Out Stockholders. Based on the Company's stock records as of April 8, 2013, the Company presently expects that approximately 655,000 of its outstanding shares will be fractionalized as a result of the Reverse Split and subsequently sold by the Company’s transfer agent on the open market to fund the payment of the Cash-Out Payment to the Cashed-Out Stockholders.  The Company's transfer agent will be instructed to endeavor to limit the effect of the sales on the market price of the Common Stock by limiting its daily sales to 25% of the trailing 30-day average trading volume preceding the Effective Date or taking such other action as may be specified in or in accordance with the agreement between the Company and the transfer agent as approved by the Special Committee.

The effectuation of the Reverse/Forward Split would not, by itself, affect our assets or business prospects.  The par value of the Common Stock will remain at $0.01 per share after the Reverse/Forward Split.  If implemented, the Reverse/Forward Split would not have any effect on our current dividend policy.  Travelzoo has not declared or paid any cash dividends since inception and does not expect to pay cash dividends for the foreseeable future. The payment of dividends will be at the discretion of our Board of Directors and will depend upon factors such as future earnings, capital requirements, our financial condition and general business conditions.

Determination of Cash-Out Payment

Stockholders who hold less than 25 shares of Common Stock immediately prior to the Reverse Split will receive cash payments in respect of such shares. If stockholders approve this proposal at the Annual Meeting and the Reverse/Forward Split is completed, Travelzoo will arrange for the disposition of any fractional share interests of Cashed-Out Stockholders resulting from the Reverse Split by having the Company's transfer agent aggregate such fractional interests and sell the shares resulting from such aggregation (the "Aggregated Shares") in open market transactions following the effectiveness of the Forward Split.  The Company's transfer agent will pay to the Cashed-Out Stockholders an amount per share equal to the greater of (1) the average per-share price received in the sale of the Aggregated Shares and (2) the average per-share closing price of the Common Stock on the Nasdaq Global Select Market for the ten (10) consecutive trading days ending on the last trading day prior to the Effective Date (the higher of (1) and (2) is referred to as the "Cash-Out Payment").  Each Cashed-Out Stockholder will receive the Cash-Out Payment for each share of

Common Stock they held immediately prior to the Effective Date in accounts with fewer than 25 shares.  The amount of the Cash-Out Payment shall be calculated by the Company in its sole discretion and such calculation shall be final and binding on all parties, including each Cashed-Out Stockholder.

Any transaction costs associated with the sale of Aggregated Shares by the Company's transfer agent will not be deducted from the prices received by the transfer agent in connection with such sales for purposes of determining the Cash-Out Payment.  The Company shall also instruct its transfer agent to endeavor to limit the effect of the sales of Aggregated Shares on the market price of the Common Stock by limiting its daily sales to 25% of the trailing 30-day average trading volume preceding the Effective Date or taking such other action as may be specified in or in accordance with the agreement between the Company and the transfer agent as approved by the Special Committee.

Stock Certificates

The Reverse/Forward Split will not affect any certificates representing shares of Common Stock held by registered stockholders owning 25 or more shares of Common Stock immediately prior to the Reverse Split. Current certificates held by any of these stockholders will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate.

Any Cashed-Out Stockholder with share certificates will receive a letter of transmittal after the Reverse/Forward Split is completed. In order to receive their cash payments with respect to such shares, these stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to Travelzoo's transfer agent, Computershare Trust Company, N.A., before they can receive cash payment for those shares.  Even if approved by stockholders, the Special Committee retains the authority to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of the consummation of the Reverse/Forward Split generally applicable to holders of the Common Stock and to us. This summary addresses only those holders of Common Stock that have held, and will hold, their shares as capital assets.  This summary does not discuss all aspects of U.S. federal income taxation which may be important to holders of Common Stock in light of their individual circumstances or that are subject to special rules (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, regulated investment companies or real estate trusts, partnerships or other flow-through entities for U.S. federal income tax purposes and their partners or members, holders who received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, Common Stock as part of a straddle, hedging, or conversion transaction for U.S. federal income tax purposes). The following summary is based upon U.S. federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. Further, no ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse/Forward Split. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each holder of Common Stock is advised to consult his or her tax advisor as to the particular facts and circumstances which might be unique to such holder, and also to any state, local, foreign, and other tax consequences of the Reverse/Forward Split, in light of your specific circumstances.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.  A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our Common Stock who is not a U.S. Holder.

U.S. Federal Income Tax Consequences for the Company

We should not recognize any gain or loss as a result of the Reverse/Forward Split.

U.S. Holders

U.S. Federal Income Tax Consequences to U.S. Holders Who Are Not Cashed Out by the Reverse/Forward Split

If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split for U.S. federal income tax purposes and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

U.S. Federal Income Tax Consequences to U.S. Holders Who are Cashed-Out by the Reverse/Forward Split

If you receive cash as a result of the Reverse/Forward Split, the sum of: (1) your allocable portion of the transaction costs, such as brokerage and services fees, paid on your behalf by the Company and incurred in connection with the Reverse/Forward Split, and (2) the number of shares of Common Stock held by you multiplied by the excess, if any, of (i) the average per-share closing price of the Common Stock on the Nasdaq Global Select Market for the ten (10) consecutive trading days ending on the last trading day prior to the Effective Date, over (ii) the average per-share price received in the sale of the Aggregated Shares on the open market (the sum of (1) and (2), the "Dividend Portion"), will be treated, first, as ordinary dividend income to the extent of your ratable share of Travelzoo's current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

In addition to the foregoing, you will recognize capital gain or loss in respect of any cash received by you in excess of the Dividend Portion (such amount, the "Exchange Portion").  The amount of capital gain or loss you recognize will equal the difference between this excess cash and your aggregate adjusted tax basis in such stock (as determined after adjusting such basis to reflect the receipt of the Dividend Portion).

Capital gain or loss recognized by you will be long-term if your holding period with respect to the Common Stock surrendered is more than one year at the time of the Reverse/Forward Split.  The deductibility of capital loss is subject to limitations.

Non-U.S. Holders

U.S. Federal Income Tax Consequences to Non-U.S. Holders Who Are Not Cashed Out by the Reverse/Forward Split

If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split for U.S. federal income tax purposes and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

U.S. Federal Income Tax Consequences to U.S. Holders Who are Cashed-Out by the Reverse/Forward Split

The gross amount of the Dividend Portion (as defined above under "U.S. Holders") paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, a Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such dividends on an net income basis at regular graduated U.S. federal income tax rates in the same manner as a U.S. person (as defined under the  Internal Revenue Code of 1986, as amended (the "Code")). Additionally, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to the Dividend Portion will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder (i) is not a U.S. person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our Common Stock is held through a non-U.S. partnership or non-U.S. intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

In addition, any capital gain realized by a Non-U.S. Holder as a result of the Reverse/Forward Split in respect of the Exchange Portion (as defined above under "U.S. Holders") generally should not be subject to U.S. federal income or withholding tax unless:

•
the Non-U.S. Holder is an individual who holds our Common Stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year in which the Effective Date occurs and meets certain other conditions;

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder’s permanent establishment in the U.S.); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Date, or the period that the Non-U.S. Holder held the shares of our Common Stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year in which the Effective Date occurs will be taxed on their gain (including gain from the sale of shares of our Common Stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in connection with the Reverse/Forward Split generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Reservation of Rights

We reserve the right to abandon the Reverse/Forward Split without further action by our stockholders at any time before the filing of the necessary amendments to Travelzoo's Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our stockholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Split, you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if the Special Committee should so decide. The Special Committee is further authorized to determine when to file the necessary amendments to Travelzoo's Certificate of Incorporation with the Delaware Secretary of State at any time on or before the twelve-month anniversary of stockholder approval thereof, subject to (1) receipt by the Special Committee from Duff & Phelps, LLC of an update of the Initial Fairness Opinion as of the date when (if ever) the Special Committee determines to file the amendments (in its updated opinion, Duff & Phelps would be asked to confirm that, based upon the average closing price for the Company’s Common Stock for the 10 trading days leading up to the Effective Date, the consideration to be paid to the Cashed-Out Stockholders would be fair, from a financial point of view, to those holders), and (2) the Special Committee's consideration of the totality of the circumstances.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware state law or under Travelzoo's Certificate of Incorporation or bylaws in connection with the Reverse/Forward Split.

Required Vote

The effectuation of the Reverse/Forward Split is conditioned on the approval of stockholders of the Company holding both (1) a majority of the issued and outstanding shares of Common Stock and (2) a majority of the issued and outstanding shares of Common Stock that are not held or controlled, directly or indirectly, by directors or officers of the Company, including, without limitation, the shares held by Azzuro Capital Inc., our principal stockholder.  Abstentions will have the effect of a vote "against" the amendments to Travelzoo's Certificate of Incorporation to effect the Reverse Split followed by the Forward Split. Broker non-votes will the same effect as a vote "against" the Reverse/Forward Split.

Azzurro Capital Inc., whose beneficial owner is Ralph Bartel, a member of our Board, holds an aggregate of 7,230,538 shares of our Common Stock, representing approximately 47.1% of the outstanding shares, as of June 27, 2013. Azzurro Capital Inc. has indicated that it intends to vote its shares in favor of Proposal 1.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENTS TO TRAVELZOO'S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-25 REVERSE STOCK SPLIT, FOLLOWED IMMEDIATELY BY A 25-FOR-1 FORWARD STOCK SPLIT OF TRAVELZOO'S COMMON STOCK.

ELECTION OF DIRECTORS (PROPOSAL 2)

Under Travelzoo's bylaws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board of Directors, each to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Holger Bartel, Ralph Bartel, David J. Ehrlich, Donovan Neale-May, and Kelly M. Urso are currently directors of Travelzoo.

Nominees for a One-Year Term That Will Expire in 2014:

The ages, principal occupations, directorships held and other information as of June 13, 2013, with respect to our nominees are shown below.

Name	Age	Position
Holger Bartel, Ph.D.	46	Chairman of the Board of Directors
Ralph Bartel, Ph.D.	47	Director
David J. Ehrlich (1) (2)	50	Director
Donovan Neale-May (1) (3)	61	Director
Kelly M. Urso (1) (2) (3)	47	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Disclosure Committee

Each of the director nominees listed above was elected to be a director at the Company's Annual Meeting of Stockholders held on May 18, 2012. Our Board of Directors has determined that each of Mr. Ehrlich, Mr. Neale-May, and Ms. Urso meet the independence requirements of the listing standards of the NASDAQ Stock Market (the "NASDAQ").  The Board of Directors determined that Mr. Ralph Bartel is not independent because he is a beneficial owner of Azzurro Capital Inc., which holds approximately 47.1% of our outstanding Common Stock as of June 27, 2013, and Mr. Holger Bartel is not independent because he is an employee of the Company and Ralph Bartel's brother.

Holger Bartel, Ph.D., has served as a Chairman of the Board of Directors since July 2010 after serving as a Director from June 2005 to June 2010. Mr. Bartel served as a consultant to the Company from July 2010 through September 2011 and became an employee of the Company in October 2011, serving as the Head of Strategy. Mr. Bartel served as Chief Executive Officer from October 2008 to June 2010, after serving as Executive Vice President from September 1999 to November 2007. From 1995 to 1998, Mr. Bartel worked as an Engagement Manager at McKinsey & Company in Los Angeles. From 1992 to 1994, Mr. Bartel was a research fellow at Harvard Business School. Mr. Bartel holds a Ph.D. in Economics and an MBA in Finance and Accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.

Areas of Holger Bartel's relevant experience: Deep knowledge of Travelzoo's operations, Internet, strategy, management of growth companies, travel, international management.

Ralph Bartel, Ph.D., founded Travelzoo in May 1998 and has served as a Director since July 2010 after serving as Chairman of the Board of Directors from May 1998 to June 2010. From May 1998 to September 2008, Mr. Bartel served as Travelzoo's Chief Executive Officer and President. Mr. Bartel is a professionally trained journalist who also holds a Ph.D. in Communications from the University of Mainz, Germany, a Master's degree in Journalism from the University of Eichstaett, Germany, and a Ph.D. in Economics and an MBA in Finance and Accounting from the University of St. Gallen, Switzerland. He is the brother of Holger Bartel.

Areas of Ralph Bartel's relevant experience: Media, journalism, Internet, finance, start-up experience.

David J. Ehrlich has served as a Director since February 1999. Mr. Ehrlich currently serves as the CEO of Aktana, the leader in actionable analytics for sales force effectiveness. Before Aktana, Mr. Ehrlich was an Executive in Residence with Mohr Davidow Ventures. From March 2007 to January 2010, Mr. Ehrlich served as Chief Executive Officer of ParAccel, Inc., a technology company. From 2003 to 2006, Mr. Ehrlich was Senior Vice President, Marketing and Chief Strategy Officer of NetIQ Corporation. From 1998 to 2002, Mr. Ehrlich was Vice President, Product Management and Strategic Partnering for Visual Networks, Inc. From 1993 to 1998, Mr. Ehrlich worked as a consultant for McKinsey & Company. Mr. Ehrlich holds a bachelor's degree in Sociology with honors and distinction from Stanford University, a Master's degree in Industrial Engineering from Stanford University, and an MBA from Harvard Business School.

Areas of Mr. Ehrlich's relevant experience: Technology, corporate development, mergers & acquisitions.

Donovan Neale-May has served as a Director since February 1999. Mr. Neale-May is the president and managing partner of GlobalFluency, Inc., a global organization of independent marketing and communication firms with 70 offices in over 40 countries. He is also the managing partner and co-founder of the SABLE Accelerator (South African Business Link to Experts). Since 1987, Mr. Neale-May has been managing and running his own digital marketing and communications agency operating from Silicon Valley and New York. Previously, Mr. Neale-May held senior positions with marketing, promotions and public relations agencies, such as Ogilvy & Mather, in Silicon Valley, New York, London and Los Angeles. During his 30 years as an international marketing and brand strategist, Mr. Neale-May has consulted with over 300 leading multi-nationals, new venture starts and emerging growth companies. Mr. Neale-May is the founder and executive director of the Chief Marketing Officer (CMO) Council, a global affinity network of more than 6,000 senior marketing and branding executives controlling some $300 billion in aggregated annual marketing spend. Mr. Neale-May is a journalism graduate of Rhodes University in South Africa and serves on the University's board of governors. He also chairs the Rhodes University Trust, USA. In addition, Mr. Neal-May serves as an adjunct professor at Seoul National University in South Korea.

Areas of Mr. Neale-May's relevant experience: Brand strategy, public relations, marketing, international management.

Kelly M. Urso has served as a Director since February 1999. Since 2003, Ms. Urso has been a principal at K. M. Urso & Company, LLC, a firm that provides U.S. and international tax consulting and compliance services. From 2001 to 2003, Ms. Urso was a tax attorney with Reynolds & Rowella LLP. From 1997 to 2001, Ms. Urso was the leader of the expatriate tax group at General Electric International, Inc. From 1995 to 1997, Ms. Urso was an International Executive Tax Manager at KPMG Peat Marwick LLP. From 1992 to 1995, Ms. Urso was a Senior Tax Consultant International Assignment Services at Price Waterhouse LLP.

Ms. Urso holds a bachelor's degree in business administration in accounting from the University of Cincinnati and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan.

Areas of Ms. Urso's relevant experience: Tax planning, tax compliance, international management.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee's achievement of a plurality.  Thus, abstentions and broker non-votes will have no effect on the election of directors.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors believes that each director nominee possesses the qualities and experience a member of Travelzoo's Board should possess. The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other Board members.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Disclosure Committee. Below is a table indicating the membership of each of the Audit Committee, Compensation Committee, and Disclosure Committee and how many times the Board of Directors and each such committee met in fiscal year 2012. Each of Mr. Holger Bartel, Mr. Ralph Bartel, Mr. Ehrlich, Mr. Neale-May, and Ms. Urso attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she serves.

	Board	Audit	Compensation	Disclosure
Mr. Holger Bartel	Chair
Mr. Ralph Bartel	Member
Mr. Ehrlich	Member	Chair	Member
Mr. Neale-May	Member	Member		Member
Ms. Urso	Member	Member	Chair	Chair
Number of 2012 Meetings	4	4	1	4

The Company does not require that directors attend the Annual Meeting.

Audit Committee

The Audit Committee’s primary responsibilities are to oversee and monitor (i) the integrity of Travelzoo’s financial statements, (ii) the qualifications and independence of our independent registered public accounting firm, (iii) the performance of our independent registered public accounting firm and internal audit staff, and (iv) the compliance by Travelzoo with legal and regulatory requirements. A complete description of the committee’s responsibilities is set forth in its written charter. A copy the written charter can be found in Appendix A of our 2008 proxy statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ. The Board has determined that Mr. Ehrlich qualifies as an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (“SEC”).

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and directors, and makes recommendations to the Board of Directors regarding such matters. The Compensation Committee also approves the Company’s non-equity incentive plans. The Compensation Committee further reviews and discusses with management the Compensation Discussion and Analysis section of this proxy statement. The Report of the Compensation Committee is included herein. In 2012, the Company was not required to have a Compensation Committee charter since it is a "Controlled Company" under NASDAQ rule 5615, on account of the stock ownership by Azzurro Capital Inc.  Such ownership is now less than 50%, so we will be establishing a Compensation Committee charter during 2013.

Disclosure Committee

The Disclosure Committee’s primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of all SEC filings, press releases and other broadly disseminated correspondence.

Nominating Committee

Since it was a “Controlled Company” as referred to above during 2012, the Company was not required to have a Nominating Committee.  Since the Company is no longer a Controlled Company, it will be establishing a Nominating Committee during 2013. In 2012, through its share ownership, Azzurro Capital Inc. was in a position to control Travelzoo and to elect our entire Board of Directors. Azzurro Capital Inc. considers candidates for director nominees.

The Board’s Role in Risk Oversight

The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company’s strategic plans and objectives. The risk oversight function is administered both in full Board discussions and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company’s strategy and business plans. In addition, the Audit Committee reviews the Company’s risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership, as well as the independent directors constituting a majority of the Board and separation of the roles of Chairman and Chief Executive Officer, encourage open discussion and assessment of the Company’s ability to manage its risks.

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer and our Chief Financial Officer, who also serves as our principal accounting officer. This code of ethics is posted on our website located at corporate.travelzoo.com/governance. A copy of the code of ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo Inc., 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.

Communications with Directors

The board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Travelzoo Inc., 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Director Compensation

Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees. In 2012, there were no adjustments to the director compensation policy. The retainers and meeting fees are as follows:

•	Annual board member retainer — $30,000;

•	Annual Audit Committee chair retainer — $30,000;

•	Fee for attendance of a board meeting — $1,680;

•	Fee for attendance of an Audit Committee meeting — $2,800;

•	Fee for attendance of a Disclosure Committee meeting — $1,680;

•	Fee for attendance of a Compensation Committee meeting — $2,800; and

•	Fee for attendance of a strategy meeting — $4,480.

We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings. Mr. Ralph Bartel chose not to receive any compensation for his services as a director.

The following table shows compensation information for Travelzoo’s directors for fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Mr. Holger Bartel	45,680	45,680
Mr. Ralph Bartel	—	—
Mr. Ehrlich	89,680	89,680
Mr. Neale-May	66,000	66,000
Ms. Urso	66,400	66,400

Certain Relationships and Related Party Transactions

The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our Chief Executive Officer and Chief Financial Officer are subject to our Code of Ethics and each signs the policy to ensure compliance. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest.

Our Audit Committee, with the assistance of legal counsel, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our audit committee charter, which was attached as Appendix A to our proxy statement for the 2008 Annual Meeting of Stockholders which has been filed with the SEC. However, the Audit Committee does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered. If the Audit Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the Audit Committee prior to the Company entering into such transaction or ratified thereafter. The chair of the Audit Committee is delegated the authority to approve such transactions on behalf of the full committee, provided that such approval is thereafter reviewed by the committee. Transactions or relationships previously approved by the Audit Committee or in existence prior to the formation of the committee do not require approval or ratification.

Family Relationships

Holger Bartel, the Company's Head of Strategy and Chairman of the Board of Directors, and Ralph Bartel, a member of the Board of Directors, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the named executive officers of Travelzoo as of June 13, 2013.

Name	Age	Position
Christopher Loughlin	39	Chief Executive Officer

Glen Ceremony	46	Chief Financial Officer

Holger Bartel	46	Head of Strategy, Chairman of the Board of Directors

Shirley Tafoya	50	President, North America

Mark K.Webb	55	President, Local Deals

Christopher Loughlin has served as Chief Executive Officer since July 2010 after service as Executive Vice President, Europe from May 2005 to June 2011 and Vice President of Business Development from 2001 to April 2005. From 1999 to 2001, he was Chief Operating Officer of Weekends.com. Mr. Loughlin holds a BSc(Hons) in Technology Management from Staffordshire University and an MBA from Columbia University Graduate School of Business in New York.

Glen Ceremony has served as Chief Financial Officer since June 2011. From October 2004 to June 2011, Mr. Ceremony worked at Ebay, Inc. and most recently served as Corporate Controller. In 2004, Mr. Ceremony was Senior Director of Global Finance Audit at Electronic Arts Inc. From 1998 to 2004, Mr. Ceremony worked at PWC LLP and from 1990 to 1998 he was at Coopers & Lybrand LLP. Mr. Ceremony received his B.S. in Business Administration from California State University, Sacramento.

Shirley Tafoya has served as President, North America since July 2008 after service as Senior Vice President of Sales from 2001 to June 2008. From 1999 to 2001, Ms. Tafoya was the Director of Western Sales at Walt Disney Internet Group. From 1998 to 1999, Ms. Tafoya was a Sales Manager at IDG/International Data Group. Ms. Tafoya holds a bachelor’s degree in Business Administration from Notre Dame de Namur University.

Mark K. Webb has served as President, Local Deals since February 2012. From November 2009 to February 2012, Mr. Webb worked at British Airways as Senior Vice President, Head of Sales, North America. From July 2007 to October 2009, Mr. Webb worked at Citicorp Credit Services as Executive Vice President, Head of Business Development.  From 1983 to 2006,  Mr. Webb worked at American Express Company and most recently served as Senior Vice President, Head of Global Client Group, of American Express Corporate Services. Mr. Webb holds a bachelor's degree with distinction in Policy Studies from Dartmouth College and an MBA from Columbia Business School.

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY (PROPOSAL 3)

Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described herein (commonly referred to as "Say-on-Pay").

We encourage stockholders to review the Compensation Discussion and Analysis included in this proxy statement. Our executive compensation program has been designed to pay for performance and align our executive compensation with business strategies focused on long term growth and creating value for stockholders while also paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:

•	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation.

•
We provide a significant portion of our total compensation in the form of performance-based compensation; for example, approximately 6% to 36% of our named executive officers' total compensation for 2012 was in the form of performance-based compensation based on the achievement of quarterly corporate financial measures such as revenue and operating income.

•
This is not a mechanical process, and our Board of Directors uses its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual.

The Board of Directors strongly endorses the Company's executive compensation program and unanimously recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the other tabular and narrative disclosure in the Company's proxy statement for its 2013 Annual Meeting of Stockholders.

Required Vote

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors or the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.  The affirmative vote of the majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our named executive officers.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

We hold annual votes on executive compensation, in accordance with shareholder recommendation made at the 2012 annual meeting. In light of last year’s shareholder approval of the compensation for executives, there were no significant changes in executive compensation.

Overview of Compensation Program

The following Compensation Discussion and Analysis, or “CD&A,” describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the CD&A explains the process by which the Compensation Committee, or “Committee”, determined the 2012 compensation for our Chief Executive Officer, Chief Financial Officer and other most highly compensated officers. We refer to these individuals collectively as the “named executives” or the “named executive officers.”

Compensation Philosophy and Objectives

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.

We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. The elements utilized to help achieve the Committee’s objectives include the following:

•
Accountability for Individual Performance. Compensation should in large part depend on the named executive’s individual performance in order to motivate and acknowledge the key contributors to our success.

•	Recognition for Business Performance. Compensation should take into consideration our overall financial performance and overall growth.

•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.

We implement our compensation philosophy through setting base salaries for our executive officers, through the use of our executive bonus plan and through reviewing and approving other terms of employment agreements.

Compensation Determination Process

Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee includes Ms. Kelly M. Urso (Chair) and Mr. David J. Ehrlich. Ms. Urso and Mr. Ehrlich satisfied the independence requirements of the NASDAQ.

Role of Management. During 2012, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered the advice and input of the Company’s CEO and data prepared by management, including a comparison of the current compensation of the named executive officers with publicly available information. Management did rely on a service from Equilar Inc., a compensation research firm, to provide peer executive compensation data from proxies and a compensation survey for comparison purposes. However, management did not receive advice from Equilar in setting our executive compensation. The data utilized by the Committee included salary and total compensation information based on the title, job description, and geographic location of similarly situated executives. The most significant aspects of the CEO’s role in the compensation determination process are evaluating employee performance, establishing business performance targets, goals and objectives and recommending salary and bonus levels. The CEO does not participate in discussions regarding his compensation.

The Committee compared the compensation received by the Company’s named executive officers with the levels of compensation received by similarly situated executives in the same geographic location in light of the named executives’ responsibilities, performance, experience and tenure, in order to arrive at the total compensation package for each of the named executive officers. In some cases, the compensation package that the Committee awarded a named executive officer was at or below the median compensation received by executives compared to third-party data, while in other instances the compensation was higher due to the executive’s responsibilities, performance, experience and tenure.

The Committee did not engage an outside consulting firm to provide advice on executive compensation.

Components of Executive Compensation

The Committee has structured an executive compensation program comprised of base salary, cash bonus and non-equity incentive pay. In addition, during 2012, the Committee approved the grant of options to the Company’s Chief Financial Officer and President, North America, each for 50,000 shares of common stock as further described in our 2011 proxy statement and in the Nonqualified Stock Option Agreements between Travelzoo Inc. and both Glen Ceremony and Shirley Tafoya, dated January 23, 2012 (incorporated by reference to our Current Report on Form 8-K (File No. 000-50171), filed March 30, 2012).

Base Salary. The Committee considered two types of potential base salary increases for the named executive officers in 2012: (1) “merit increases” based upon each named executive’s individual performance; and/or (2) “market adjustments” based upon the salary range for similarly situated executives.

In determining merit increases, the Committee considers the specific responsibilities of the executive and the executive’s overall performance and tenure with the Company. In addition, the Committee also considers the CEO’s evaluation of each named executive officer in making the decision regarding merit increases.

The Committee determines any market adjustments based on the Committee’s comparison of the executive’s compensation with statistical information on average compensation for similarly situated executives that is publicly available.

The Committee did not make any changes to the salaries of Mr. Christopher Loughlin, Mr. Glen Ceremony, Mr. Holger Bartel, Ms. Shirley Tafoya and Mr. Mark K.Webb in 2012.

Incentive Bonus Pay. In 2010, 2011 and 2012, Mr. Christopher Loughlin, Mr. Glen Ceremony, Ms. Shirley Tafoya and Mr. Mark Webb also received incentive bonuses pursuant to the terms of their employment agreements.

Pursuant to the terms of Mr. Loughlin’s previous employment agreement dated May 16, 2005, as amended on July 12, 2006 and as amended on July 1, 2007, Mr. Loughlin was eligible to receive quarterly and annual bonuses. Mr. Loughlin’s bonuses were payable in British pounds and have been translated into U.S. dollars (at the rate of £1 = $1.54431) for the purposes of this summary. Mr. Loughlin was eligible to receive the following quarterly bonuses:

Criteria	Quarterly Bonus Payment
Revenue goal as defined in the official budget for Europe is met	$11,582
Net income goal as defined in the official budget for Europe is met	11,582

Subscriber goal as defined in the official budget for Europe is met		11,582
Performance evaluation by the Chairman of the Company	Up to	11,582
Total maximum bonus per quarter	Up to	$46,328

Under the terms of the annual bonus plan set forth in Mr. Loughlin’s previous employment agreement, Mr. Loughlin was eligible to receive 10% of Travelzoo Europe’s pro forma operating income generated from operations in the U.K., Germany and France from January 1, 2010 to June 30, 2010. The quarterly net income goal was met for the first quarter of 2010. Mr. Loughlin was paid 100% of his quarterly performance evaluation bonus for the first and second quarters of 2010. In determining the quarterly performance evaluation bonus for the first and second quarters of 2010, the Chairman of the Company considered factors such as the quality of Mr. Loughlin’s strategic management to ensure the long-term success of the Company’s business in Europe, the development of the Company’s talent in Europe, the quality of the content of the Company’s publications in Europe, and the development of the Travelzoo brand in Europe. For the first and second quarters of 2010, Mr. Loughlin received $34,747 and $285,165 pursuant to the quarterly and annual bonus plans, respectively, set forth in his employment agreement.

Pursuant to the terms of Mr. Loughlin’s employment agreement dated November 18, 2009 and effective July 1, 2010, Mr. Loughlin is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus. Mr. Loughlin was eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus for each quarter during 2012.

The quarterly Performance Bonus is calculated as follows:

Criteria	Quarterly Bonus Payment
Worldwide revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of Worldwide consolidated revenue for the quarter	$20,000
Worldwide operating income target for the quarter met	20,000
Worldwide subscriber target for the quarter met	20,000

Total maximum Performance Bonus per quarter	$60,000

The quarterly target for worldwide operating income, revenue and worldwide subscribers were not met for 2012. Mr. Loughlin did not receive any Performance Bonuses in 2012. The Company believes that targets set for worldwide revenue, worldwide operating income and worldwide subscribers align with the Company’s desire to continue to grow the business. Since the individual targets are intended to be challenging, and since the separate targets related to different aspects of the Company’s performance, it is expected it will be difficult for all the targets to be achieved for any given year.

Mr. Loughlin is also eligible to receive a quarterly Discretionary Bonus of up to $20,000 per quarter. The Discretionary Bonus is to be determined by the Board of Directors at its sole and absolute discretion. In exercising such discretion, the Board of Directors takes into consideration Mr. Loughlin’s individual performance. In evaluating Mr. Loughlin’s individual performance during 2012, the Board of Directors considered factors such as the quality of Mr. Loughlin’s strategic management to ensure the long-term success of the Company, the development of the Company’s leadership talent, the quality of the content of the Company’s publications, and the development of the Travelzoo brand. Mr. Loughlin received Discretionary Bonuses totaling $17,500 for 2012.

Pursuant to the terms of Mr. Ceremony’s employment agreement dated May 9, 2011 and effective June 15, 2011, Mr. Ceremony is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus. Mr. Ceremony was eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus for each quarter during 2012.

The quarterly Performance Bonus is calculated as follows:

Criteria	Quarterly Bonus Payment
Worldwide revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of Worldwide consolidated revenue for the quarter	$12,500
Worldwide operating income target for the quarter met	12,500
Worldwide subscriber target for the quarter met	12,500

Total maximum Performance Bonus per quarter	$37,500

The quarterly performance target for worldwide operating income, revenue and worldwide subscribers were not met for 2012 except certain targets for the fourth quarter. The quarterly Performance Bonus of $37,500 was guaranteed for the first and second quarters of 2012 under the terms of his employment agreement. Mr. Ceremony received Performance Bonuses totaling $87,500 during 2012. For 2012, Mr. Ceremony received 58% of the maximum Performance Bonus. The Company believes that targets set for worldwide revenue, worldwide operating income and worldwide subscribers align with the Company’s desire to continue to grow the business. Since the individual targets are intended to be challenging, and since the separate targets related to different aspects of the Company’s performance, it is expected it will be difficult for all the targets to be achieved for any given year.

Mr. Ceremony was eligible to receive quarterly Discretionary Bonus of up to $12,500 per quarter. The Discretionary Bonus is to be determined by the Chief Executive Officer in his sole and absolute discretion. In exercising such discretion, the Chief Executive Officer takes into consideration Mr. Ceremony’s individual performance. In evaluating Mr. Ceremony’s individual performance, the Chief Financial Officer considered factors such as Mr. Ceremony’s role as an advisor to the CEO on how to improve the Company’s financial performance, his initiatives to improve the Company’s management information systems, his leadership in the areas of corporate governance and business ethics, and the quality of his management of the Company’s relationships with the investment community. Mr. Ceremony received Discretionary Bonuses totaling $50,000 for 2012.

Pursuant to the terms of Mr. Holger Bartel’s employment agreement dated September 17, 2008 and effective October 1, 2008, Mr. Bartel was eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus for the first and second quarters of 2010 as his employment terminated on June 30, 2010 as further described in the 2011 proxy statement. Mr. Bartel does not have any Performance Bonus nor Discretionary Bonus pursuant to the terms of his employment agreement for Head of Strategy, which is effective October 1, 2011.

Pursuant to the terms of Ms. Tafoya’s employment agreement dated August 4, 2010 and effective July 1, 2010, Ms. Tafoya is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus. Ms. Tafoya was eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus for each quarter during 2012.

The quarterly Performance Bonus is calculated as follows:

Criteria	Quarterly Bonus Payment
North America revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of North America consolidated revenue for the quarter	$30,000
North America operating income target for the quarter met	30,000
North America subscriber target for the quarter met	30,000

Total maximum Performance Bonus per quarter	$90,000

Certain quarterly targets for North America revenue were met for the third and fourth quarters of 2012. Ms. Tafoya received Performance Bonuses totaling $80,000 during 2012. For 2012, Ms. Tafoya received 22% of the maximum Performance Bonus. The Company believes that targets set for North America revenue, North America operating income and North America subscribers align with the Company’s desire to continue to grow the business. Since the individual targets are intended to be challenging, and since the separate targets related to different aspects of the Company’s performance, it is expected it will be difficult for all the targets to be achieved for any given year.

Ms. Tafoya is also eligible to receive a quarterly Discretionary Bonus of up to $30,000 per quarter. The Discretionary Bonus is to be determined by the Chief Executive Officer in his sole and absolute discretion. Ms. Tafoya was eligible to receive quarterly Discretionary Bonuses for each quarter of 2011. In exercising such discretion, the Chief Executive Officer takes into consideration Ms. Tafoya’s individual performance. In evaluating Ms. Tafoya’s individual performance during 2012, the Chief Executive Officer considered factors such as the quality of Mr. Tafoya’s strategic management to ensure the long-term success of the Company, the development of the Company’s leadership talent, the quality of the content of the Company’s publications, and the development of the Travelzoo brand. Ms. Tafoya received Discretionary Bonuses totaling $110,000 for 2012.

Pursuant to the terms of Mr. Webb’s employment agreement dated January 19, 2012, and effective February 27, 2012, Mr. Webb is eligible to receive a quarterly Performance Bonus, and a quarterly Discretionary Bonus. Mr. Webb was eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus for part of the first quarter, the second, third, and fourth quarters during 2012. Also under the terms of Mr. Webb's employment agreement, a sign on bonus of $20,000 was paid in the first quarter of 2012.

The quarterly Performance Bonus is calculated as follows:

Criteria	Quarterly Bonus Payment
Quarterly worldwide Local Deals revenue target met or exceeded, per the official operating budgets	$20,000
Quarterly worldwide Local Deals income target met or exceeded, per the official operating budgets, met or exceeded	20,000
Total maximum Performance Bonus per quarter	$40,000

The quarterly Performance Bonus were guaranteed for the first and second quarters of 2012. Mr. Webb received the first and second quarter Performance Bonuses as well as a sign on bonus, totaling $47,473 for 2012. For 2012 Mr. Webb received 36% of the maximum Performance Bonus. The Performance Bonuses for the first quarter of 2012 was pro-rated based upon Mr. Webb's start date. The Company believes that targets set for worldwide Local Deals revenue, and worldwide Local Deals income align with the Company’s desire to continue to grow Local Deals business. Since the individual targets are intended to be challenging, and since the separate targets related to different aspects of the Company’s performance, it is expected it will be difficult for all the targets to be achieved for any given year.

Mr. Webb was also eligible to receive a quarterly Discretionary Bonus of up to $20,000 per quarter. The Discretionary Bonus was to be determined by the Chief Executive Officer in his sole and absolute discretion. In exercising such discretion, the Chief Executive Officer takes into consideration Mr. Webb’s individual performance. In evaluating Mr. Webb’s individual performance during 2012, the Chief Executive Officer considered factors such as Mr. Webb’s leadership role in developing Local Deals worldwide, Mr. Webb’s strategic management to ensure the long-term success of the Company's Local Deals business, the development of the Company’s leadership talent. Mr. Webb received Discretionary Bonuses totaling $67,473 for 2012.

Mr. Webb was eligible to receive an Operating Income Share Performance Bonus in addition to the quarterly Performance Bonus, for meeting or exceeding given Local Deals worldwide operating income goals. The Operating Income Share Performance Bonus is subject to achievement of the quarterly Performance Bonus operating income budget and is calculated as 5% of any incremental improvement over the prior year average quarterly worldwide Local Deals operating income up to the current quarter operating income budget and 7.5% of any improvement over the current quarter operating budget, subject to an annual limit of $1.5 million. For 2012, Mr. Webb did not receive any Operating Income Share Performance Bonus as the criteria were not met.

Other Compensation-Related Matters

Stock Options. The Company grants certain executive officers stock options (which represent the right to purchase a specific number of shares of company common stock at a predetermined price, subject to vesting conditions), to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.

Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with our business expense reimbursement policy.

Employment Agreements. The Company has entered into employment agreements with the named executive officers, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

Compensation Committee Interlocks & Insider Participation

In 2012, Mr. Holger Bartel earned $577,272 in salary serving as an employee of the Company as Head of Strategy. Mr. Holger Bartel was a consultant of the Company from July 2010 to September 2011, and became employed by the Company as Head of Strategy on October 1, 2011. In these roles, he earned $472,500 in salary and consulting fees in 2011. The current members of our compensation committee are Mr. Ehrlich and Ms. Urso. In 2012, none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee.

Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Christopher Loughlin (3)	2012	562,000	17,500	(7)	—	—	(12)	46,327	(17)	625,827
Chief Executive Officer (effective July 1, 2010)	2011	556,500	43,500	(7)	—	40,000	(12)	46,555	(17)	686,555
	2010	435,608	20,000	(7)	—	379,912	(12)	61,886	(17)	897,406
Glen Ceremony (4)	2012	450,000	50,000	(8)	953,800	87,500	(13)	1,500	(18)	1,542,800
Chief Financial Officer (effective June 15, 2011)	2011	245,455	25,000	(8)	—	150,000	(13)	1,500	(18)	421,955

Holger Bartel (5)	2012	577,272	—		—	—		45,680	(19)	622,952
Head of Strategy (effective October 1, 2011), consultant and Chairman of the Board of Directors	2011	150,000	—		—	—		366,500	(19)	516,500
	2010	200,000	40,000	(9)	—	60,000	(14)	257,398	(19)	557,398
Shirley Tafoya	2012	542,000	110,000	(10)	953,800	80,000	(15)	3,869	(20)	1,689,669
President, North America	2011	536,500	120,000	(10)	—	270,000	(15)	1,500	(20)	928,000
	2010	522,906	200,000	(10)	—	150,000	(15)	3,869	(20)	876,775
Mark K. Webb (6)	2012	324,800	67,473	(11)	—	47,473	(16)	—		439,746
President Local Deals (Effective February 27, 2012)

Notes:

(1)
Under SEC rules, the values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. We calculate the grant date fair value of stock options using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 6 to the consolidated financial statements contained in our 2012 Annual Report on Form 10-K filed on February 11, 2013.

(2)	The amounts reflected in this column reflect the performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the CD&A above.

(3)
Mr. Loughlin became the Chief Executive Officer on July 1, 2010. From January 1, 2010 to June 30, 2010, Mr. Loughlin served as Executive Vice President, Europe. Mr. Loughlin’s compensation from January 1, 2010 to June 30, 2010 is denominated in British pounds and was translated into U.S. dollars using the average 2010 daily exchange rates of £1 = $1.54431 as published on oanda.com.

(4)	Mr. Ceremony became the Chief Financial Officer on June 15, 2011.

(5)
Mr. Bartel served as Chief Executive Officer from October 1, 2008 to June 30, 2010. From July 1, 2010 to September 30, 2011, Mr. Bartel served as a consultant to the Company under the terms of an independent contractor agreement. Starting October 1, 2011, Mr. Bartel has been employed as Head of Strategy.

(6)	Mr. Webb became the President Local Deals on February 27, 2012.

(7)	For 2012, 2011 and 2010, amount consists of discretionary bonuses earned per the terms of Mr. Loughlin’s employment agreement.

(8)
For 2012, amount consists of $50,000 discretionary bonuses earned per the terms of Mr. Ceremony’s employment agreement. For 2011, amount consists of $25,000 discretionary bonuses earned per the terms of Mr. Ceremony’s employment agreement.

(9)
Amount consists of discretionary bonuses earned per the terms of Mr. Holger Bartel’s employment agreement dated September 17, 2008 and effective October 1, 2008, as further described in the 2011 proxy statement.

(10)
For 2012, amount consists $110,000 of discretionary bonuses earned per the terms of Ms. Tafoya’s employment agreement. For 2011, amount consists of $120,000 of discretionary bonuses earned per the terms of Ms. Tafoya’s employment agreement. For 2010, amount consists of $200,000 of discretionary bonuses earned per the terms of Ms. Tafoya’s employment agreement.

(11)	For 2012, amount consists of $67,473 of discretionary bonuses earned per the terms of Mr. Webb’s employment agreement.

(12)	Amount represents quarterly performance bonuses earned per the terms of Mr. Loughlin’s employment agreement.

(13)	Amount represents quarterly performance bonuses earned per the terms of Mr. Ceremony’s employment agreement.

(14)	Amount represents quarterly performance bonuses earned per the terms of Mr. Holger Bartel’s employment agreement.

(15)	Amount represents quarterly performance bonuses earned per the terms of Ms. Tafyoa’s employment agreement.

(16)	Amount represents quarterly performance bonuses earned per the terms of Mr. Webb’s employment agreement and includes a $20,000 sign on bonus.

(17)
For 2012, amount consists of housing allowance of $46,327 and $1,500 of the Company’s matching contribution under the Company’s 401(k) Plan. For 2011, amount consists of housing allowance of $45,055 and $1,500 of the Company’s matching contribution under the Company’s 401(k) Plan. For 2010, amount consists of the Company’s contribution of $11,243 to the Company’s UK Employee Pension Contribution Plan, $7,852 for premiums paid for private health insurance for Mr. Loughlin and his family, and housing allowance of $33,232, and $9,559 for relocation assistance.

(18)	For 2012 and 2011, amount consists of the Company’s matching contribution of $1,500 under the Company’s 401(k) Plan.

(19)
For 2012, amount consists of $45,680 in director fees for 2012. For 2011, amount consists of $322,500 in fees paid to Mr. Bartel pursuant to the terms of his consulting agreement for the period from January 1, 2011 to September 30, 2011 and $44,000 in director fees for 2011. For 2010 amount consists of $217,500 in fees paid to Mr. Bartel pursuant to the terms of his consulting agreement for the period from July 1, 2010 to December 31, 2010, $18,360 in director fees for the period from July 1, 2010 to December 31, 2010 and $21,538 for the pay-out of accrued vacation.

(20)
For 2012, 2011 and 2010, amount consists of the Company’s matching contribution of $1,500 under the Company’s 401(k) Plan. In addition, for 2012 and 2010, amount includes $2,369 in bonus payments made to eligible employees.

Grants of Plan-Based Awards in 2012

The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2012.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)
Christopher Loughlin (1)	—	240,000

Glen Ceremony (2)	—	150,000
Shirley Tafoya (3)	—	360,000
Mark Webb (4)	—	133,333

(1)
Amount represents the potential quarterly Performance Bonus payments under the terms of Mr. Loughlin’s employment agreement. The measurements for determining the Performance Bonus and annual payouts are described in the CD&A.

(2)
Amount represents the potential quarterly Performance Bonus payments under the terms of Mr. Ceremony’s employment agreement for 2012. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

(3)
Amount represents the potential quarterly Performance Bonus payments under the terms of Ms. Tafoya’s employment agreement for 2012. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

(4)
Amount represents the potential quarterly Performance Bonus payments under the terms of Mr. Webb’s employment agreement for 2012. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

Outstanding Equity Awards at December 31, 2012

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Christopher Loughlin	150,000	150,000	(1)	14.97	11/18/2019
Glen Ceremony(3)	0	50,000	(2)	28.98	1/23/2022
Shirley Tafoya(4)	0	50,000	(2)	28.98	1/23/2022

(1)	The options are exercisable in increments of 25% from and after July 1 of each year from 2011 through 2014, as long as Mr. Loughlin’s employment remains in effect at such dates.

(2)	The options are exercisable in increments of 25% from and after January 23 of each year from 2013 through 2016, as long as Mr. Ceremony’s and Ms. Tafoya's employment remains in effect at such dates.

Option Exercises and Stock Vested

For the year ended December 31, 2012, there were no options exercised by any of our named executive officers. For the year ended December 31, 2012, 150,000 shares of Mr. Loughlin's stock options were vested and with respect to stock options held by Mr. Ceremony and Ms. Tafoya's, no shares were vested.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

The Company has employment agreements with its named executive officers and certain other employees. The employment agreements as of December 31, 2012 with the Company’s named executive officers are described below.

Mr. Loughlin entered into an employment agreement with the Company on November 18, 2009, pursuant to which he became the Company’s Chief Executive Officer on July 1, 2010. The agreement has a four-year term. The Company may terminate the agreement, with or without cause, upon written notice to Mr. Loughlin. However, if Mr. Loughlin’s employment is terminated at any time without cause or if Mr. Loughlin’s employment is terminated at any time due to a change of control (as defined in the agreement) or if he is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control, Mr. Loughlin will be entitled to receive his base salary and medical benefits for a twelve month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Loughlin was terminated by the Company as of December 31, 2012 without cause, Mr. Loughlin would have been entitled to receive $562,000 and the Company would incur additional expenses for medical benefits of approximately $19,375.

Mr. Loughlin is paid a base salary and is eligible to certain annual and quarterly bonuses. In connection with the agreement, on November 18, 2009 the Company granted Mr. Loughlin options to purchase 300,000 shares of the Company’s common stock. The Company provided relocation assistance and is providing a housing allowance to Mr. Loughlin in connection with his move from London to New York City. Mr. Loughlin is also entitled to participate in or receive such benefits under the Company’s employee benefit plans and policies and such other benefits which may be in effect from time to time and as are provided to similarly situated employees of the Company.

Mr. Loughlin agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Loughlin agreed not to, directly or indirectly, perform services for, or engage in, any business competitive with the Company or solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Mr. Ceremony entered into an employment agreement with the Company on June 15, 2011. Pursuant to the terms of the agreement, Mr. Ceremony is an at-will employee and the Company or Mr. Ceremony may terminate the agreement, with or without cause, with or without notice. However, if Mr. Ceremony’s employment is terminated at any time without cause, Mr. Ceremony will be entitled to receive his base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Ceremony was terminated by the Company as of December 31, 2012 without cause, Mr. Ceremony would have been entitled to receive $225,000. If Mr. Ceremony’s employment is terminated at any time due to a change of control (as defined in the agreement) or if he is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control, Mr. Ceremony will be entitled to receive his base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Ceremony was terminated by the Company as of December 31, 2012 following a change of control of the Company, Mr. Ceremony would have been entitled to receive $225,000 and the Company would incur additional expenses for medical benefits of approximately $8,047.

Mr. Ceremony agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Ceremony agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Mr. Holger Bartel entered into an employment agreement with the Company on October 1, 2011. Pursuant to the terms of the agreement, Mr. Bartel is an at-will employee and the Company or Mr. Bartel may terminate the agreement, with or without cause upon six weeks prior written notice.

Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Bartel agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Ms. Tafoya entered into an employment agreement with the Company on August 4, 2010. Pursuant to the terms of the agreement, Ms. Tafoya is an at-will employee and the Company or Ms. Tafoya may terminate the agreement, with or without cause, with or without notice. However, if Ms. Tafoya’s employment is terminated at any time without cause, Ms. Tafoya will be entitled to receive her base salary for a twelve month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Tafoya was terminated by the Company as of December 31, 2012 without cause, Ms. Tafoya would have been entitled to receive $542,000. If Ms. Tafoya’s employment is terminated at any time due to a change of control (as defined in the agreement) or if she is not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to a change of control, Ms. Tafoya will be entitled to receive her base salary and medical benefits for a twelve month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Tafoya was terminated by the Company as of December 31, 2012 following a change of control of the Company, Ms. Tafoya would have been entitled to receive $542,000 and the Company would incur additional expenses for medical benefits of approximately $19,350.

Ms. Tafoya agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Tafoya agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of her employment and for a period of one year thereafter.

Mr. Webb entered into an employment agreement with the Company on January 26, 2012 as amended on May 22, 2012. Pursuant to the terms of the agreement, Mr. Webb is an at-will employee and the Company or Mr. Webb may terminate the agreement, with or without cause upon six weeks, prior written notice. However, if Mr. Webb’s employment is terminated at any time without cause, Mr. Webb will be entitled to receive his base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Webb was terminated by the Company as of December 31, 2012 without cause, Mr. Webb would have been entitled to receive $162,400. If Mr. Webb’s employment is terminated at any time due to a change of control (as defined in the agreement) or if he is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control, Mr. Webb will be entitled to receive his base salary and medical benefits for a six month period and pro rata performance bonus in exchange for executing a general release of claims as to the Company. Assuming that Mr. Webb was terminated by the Company as of December 31, 2012 following a change of control of the Company, Mr. Webb would have been entitled to receive $202,400 and the Company would incur additional expenses for medical benefits of approximately $5,598.

Mr. Webb agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Webb agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Forward-Looking Statements

Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Company’s Compensation Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the proxy statement on Schedule 14A.

Compensation Committee

Kelly M. Urso (Chair)
David J. Ehrlich

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of June 27, 2013 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of June 27, 2013, to beneficially own more than 5% of the outstanding shares of common stock of the Company. In general, shares “beneficially owned” include those shares a person has or shares the power to vote, or the power to dispose of.

	Beneficial Ownership
Beneficial Owner	Number of Shares(1)	Percent of Total(2)
Directors and Named Executive Officers
Holger Bartel	200,000	1.3%
Ralph Bartel(3)*	7,230,538	47.1%
David J. Ehrlich	—	—
Glen Ceremony	12,500	**
Christopher Loughlin	225,000	1.5%
Donovan Neale-May	—	—
Shirley Tafoya	12,500	**
Kelly M. Urso	525	**
Mark K. Webb	500	**
Directors and executive officers as a group (8 persons)	7,681,563	50.0%
* Persons Owning More Than 5% of Common Stock

**	Less than 1%

(1)
Represents shares subject to stock options that are exercisable on June 27, 2013 or become exercisable within 60 days of June 27, 2013.  Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(2)
For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 15,361,873 shares of common stock outstanding as of June 27, 2013,  plus the number of shares of common stock that such person or group had the right to acquire within 60 days after June 27, 2013.

(3)	Ralph Bartel indirectly holds 100% of Azzurro Capital Inc., which is the holder of 7,230,538 shares, through the Ralph Bartel 2005 Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and the beneficial holders of more than 10% of the Company’s common stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company’s common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal 2012, all Section 16(a) filing requirements were satisfied on a timely basis, except the Form 3 for Mr. Mark Webb as President, Local Deals hired on February 27, 2012 as the Company has now determined that Mr. Webb should be considered a Section 16 executive officer. Mr. Webb did not purchase or sell the Company's stock during fiscal year 2012.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

KPMG LLP (“KPMG”) served as Travelzoo’s independent registered public accounting firm for our 2012 fiscal year. KPMG representatives are not expected to be present at the Annual Meeting or to make a formal statement. Consequently, representatives of KPMG will not be available to respond to questions at the meeting.

The Audit Committee has not yet selected our independent registered public accounting firm for our 2013 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our bylaws or otherwise required to be submitted to the stockholders.

Principal Accountant Fees and Services

During fiscal year 2012 and 2011, KPMG charged fees for services rendered to Travelzoo as follows:

Service	2012 Fees	2011 Fees
Audit fees(1)	$909,798	$851,693
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$909,798	$851,693

(1)
Audit fees consisted of fees for professional services rendered for the annual audit of Company’s consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports and audit services rendered in connection with other statutory or regulatory filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2012 and 2011, all services provided by KPMG were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee oversees Travelzoo’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent auditors regarding the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012. The committee discussed with Travelzoo’s independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo’s internal controls, and the overall quality of Travelzoo’s financial reporting. Management represented to the committee that Travelzoo’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.

Travelzoo’s independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC. The committee has not yet selected Travelzoo’s independent auditors for fiscal year 2013.

While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations or Travelzoo’s business conduct policies.

Audit Committee

David J. Ehrlich (Chair)
Donovan Neale-May
Kelly M. Urso

 SHAREHOLDER PROPOSAL REGARDING THE IMPLEMENTATION OF MAJORITY VOTING FOR
UNCONTESTED DIRECTOR ELECTIONS (PROPOSAL 4)

Travelzoo has received a shareholder proposal by California State Teachers' Retirement System (“CalSTRS”) requesting that our Board of Directors initiate an appropriate process to amend our Certificate of Incorporation and/or bylaws to adopt majority voting for uncontested elections of directors at our annual meeting of stockholders, with a plurality vote standard retained for contested director elections.  The Company will provide the address and number of shares held by CalSTRS upon an oral or written request for such information sent to the Secretary of the Company. In accordance with SEC rules, the text of the shareholder proposal and supporting statement are printed below exactly as they were submitted to the Company. The Company is not responsible for the contents of the proposal or supporting statement. If properly presented, this proposal will be voted on at the Annual Meeting.

Shareholder Proposal

BE IT RESOLVED:

That the shareholders of Travelzoo Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard.  The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards.  Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect.  A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation.  In fact, more than 80% of the companies in the S&P 500 have adopted majority voting for uncontested elections.  We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance.  We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless.  Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders.  In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent.  We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

Recommendation of the Board of Directors

The Company's Board of Directors has considered the proposal set forth above relating to majority voting for uncontested director elections, and has determined to make no voting recommendation to stockholders. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by stockholders. The Board recognizes that there are valid arguments in favor of, and in opposition to, majority voting.  The Board wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation the Board might make.

Supporters of plurality voting contend, among other things, that plurality voting is the default standard for director elections under Delaware law, that adopting a majority voting standard would unnecessarily complicate uncontested director elections, and that adoption of majority voting could lead to unintended consequences such as no directors being elected, the Company not being in compliance with applicable NASDAQ or SEC rules regarding independent directors or the potential loss of a person whose service the Board believes would make a valuable contribution to the Board's oversight of the Company's business and affairs.  Supporters of a majority voting standard often make arguments such as those set forth above in the proponent's supporting statement.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present.  Such approval would not, by itself, implement majority voting.  In order to implement majority voting, the Company's bylaws would need to be amended.  If stockholders approve the proposal at this year's Annual Meeting, the Board intends to adopt or present for a vote of stockholders at next year's Annual Meeting an amendment to the bylaws that would implement majority voting in uncontested director elections.

If stockholders return a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be counted as abstentions. Since approval of the proposal requires a majority of the shares present in person or by proxy and entitled to vote on the matter, abstentions will have the same effect as a vote against the proposal.

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Amendment No. 1 to our Annual Report on Form 10-K/A (together, the "2012 Annual Report"), which was filed previously with the Securities and Exchange Commission and contains important information about the Company and its financial condition, including information contained in our 2012 Annual Report under the captions "Financial Statements and Supplementary Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," and "Quantitative and Qualitative Disclosures about Market Risk." Copies of the 2012 Annual Report accompany this proxy statement.

The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.  This proxy statement and 2012 Annual Report are available on the Internet at corporate.travelzoo.com/annualreport.  These documents are also included in our SEC filings, which you can access electronically at the SEC's web site at http://www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections, which is not shared by all other stockholders.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders.  As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

It is contemplated that the next annual meeting of stockholders will be held on or about ______, 2014.  Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC.  For a stockholder proposal to be included in the Company’s proxy statement and identified in its form of proxy in connection with the Company’s annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting. As a result, stockholder proposals submitted for consideration at the 2014 annual meeting must be received no later than _______, 2014, to be included in the 2014 proxy materials.  Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedure applicable to the submission of stockholder proposals to be included in the Company's proxy materials for its next Annual Meeting.

If a stockholder wishes to present a proposal at Travelzoo's 2014 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in Travelzoo's proxy statement relating to that meeting, the stockholder must give advance written notice to Travelzoo by _____, 2014. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo Inc., 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called "householding." Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements.  Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.

EXPENSES AND SOLICITATION COSTS

We will bear the cost of solicitation of proxies. We have also engaged Georgeson Inc. to solicit proxies.  For its services, we will pay Georgeson Inc. a fee of $8,500 plus out-of-pocket expenses.  Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally or by telephone, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in connection therewith.

HOLGER BARTEL

Chairman of the Board of Directors

590 Madison Avenue, 37th Floor
New York, New York 10022

TRAVELZOO INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glen Ceremony as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo Inc. (the "Company") on _________, 2013, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for  Proposal 1,  for the election of all nominees to the Board of Directors under Proposal 2 and for Proposal 3, and as the Proxy may determine, in his discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.  If you do not indicate how you wish to vote on Proposal 4, your shares will be counted as abstentions.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO INC.

Mailing Instructions

If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.

If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:
Computershare
P.O. Box 43126
Providence, RI 02940

☐ DETACH PROXY CARD HERE: ☐

PROPOSALS – The Board of Directors recommends a vote FOR Proposals 1 and 3 and "FOR" all the listed nominees.

1. APPROVAL OF TWO AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AT A RATIO OF 1-FOR-25 FOLLOWED IMMEDIATELY BY A FORWARD SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AT A RATIO OF 25-FOR-1
	☐ FOR	☐ AGAINST	☐ABSTAIN
2. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary, if any, below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: 01 Holger Bartel, 02 Ralph Bartel, 03 David Ehrlich, 04 Donovan Neale-May, 05 Kelly Urso.

(To withhold authority to vote for an individual, write that nominee's name in the space provided below.)
3. ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY	☐ FOR	☐ AGAINST	☐ABSTAIN

4. SHAREHOLDER PROPOSAL REGARDING THE IMPLEMENTATION OF MAJORITY VOTING FOR UNCONTESTED DIRECTOR ELECTIONS	☐ FOR	☐ AGAINST	☐ ABSTAIN
5. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby acknowledges receipt of the proxy statement and 2012 Annual Report of Travelzoo Inc.
Date , 2013

(signature)

(signature, if jointly held)

Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity or full title when signing.

MARK HERE IF YOU
☐ INTEND TO ATTEND THE MEETING

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRAVELZOO INC.

TRAVELZOO INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:      The name of the Corporation is Travelzoo Inc.

SECOND:   The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 19, 2001.

THIRD:       Section A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

"A.           Classes and Number of Shares.

Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Amendment to the Corporation's Certificate of Incorporation, each twenty-five (25) shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified, combined, and converted into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $0.01 per share, of the Corporation, without any action by any holder thereof; provided that no fractional share interests shall be issued as a result of the foregoing reclassification, combination, and conversion to any stockholder that holds, of record, fewer than twenty-five (25) shares of Common Stock immediately prior to the Effective Time, and, in lieu of such fractional share interests (collectively, "Converted Fractionalized Interests"), any such stockholder shall be entitled, upon the Effective Time, to receive a cash payment equal to the Share Value (as defined below) of each share of Common Stock held by such stockholder immediately prior to the Effective Time.

As used herein, "Share Value" shall mean the higher of (i) the average closing price of the Common Stock on the Nasdaq Global Select Market ("Nasdaq") for the ten (10) consecutive trading days ending on the last trading day prior to the date of the Effective Time and (ii) the average sale price received by the transfer agent of the Common Stock in its sale in open market transactions on Nasdaq of the shares of Common Stock resulting from its aggregation of all Converted Fractionalized Interests without the deduction of any costs associated with such sales.

From and after the Effective Time, (i) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds more than twenty-five (25) shares of Common Stock immediately prior to the Effective Time shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, combined, and converted at the Effective Time pursuant to this Certificate of Amendment, and (ii) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds fewer than twenty-five (25) shares of Common Stock immediately prior to the Effective Time shall thereafter represent only the right to receive a payment in cash equal to the Share Value for each share of Common Stock previously represented by such certificate.

The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of common stock of the par value of $0.01 each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) ("Common Stock"), and 5,000,000 shares of preferred stock of the par value of $0.01 each , amounting in the aggregate to $50,000 ("Preferred Stock")."

FOURTH:    This Certificate of Amendment shall become effective as of ______, 2013 at 5:00 p.m.

FIFTH:       This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.  The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation.  A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on _______, 2013 at which meeting the necessary number of shares required by applicable law were voted in favor of the proposed amendment.  The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the __ day of _____, 2013.

TRAVELZOO INC.

By:
Name:
Title:

APPENDIX B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRAVELZOO INC.

TRAVELZOO INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:       The name of the Corporation is Travelzoo Inc.

SECOND:  The Corporation's original Certificate of Incorporation was filed with the Secretary of State on January 19, 2001.

THIRD:      Section A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

"A.           Classes and Number of Shares.

Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Amendment to the Corporation's Certificate of Incorporation, each one (1) issued and outstanding share of the Corporation's Common Stock, par value $0.01 per share, immediately prior to the Effective Time, and (i) any fractional share of Common Stock held by any stockholder that holds, of record, in excess of one (1) share of Common Stock immediately prior to the Effective Time, and (ii) any fractional interest held by the Company's transfer agent pending disposition thereof on behalf of the former holders thereof, in each case shall automatically be reclassified, changed, and converted into twenty-five (25) validly issued, fully paid, and non-assessable shares of Common Stock, par value $0.01 per share (or, with respect to fractional share interests, such lesser number of shares and fractional shares as may be applicable based upon such 25 for-1 ratio), without any action by any holder thereof.  From and after the Effective Time, certificates that, immediately prior to the Effective Time, represent Common Stock shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, changed, and converted at the Effective Time pursuant to this Certificate of Amendment.

The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of common stock of the par value of $0.01 each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) ("Common Stock"), and 5,000,000 shares of preferred stock of the par value of $0.01 each , amounting in the aggregate to $50,000 ("Preferred Stock")."

FIFTH:    This Certificate of Amendment shall become effective as of ______, 2013 at 5:01 p.m.

SIXTH:    This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.  The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation.  A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on _______, 2013 at which meeting the necessary number of shares required by applicable law were voted in favor of the proposed amendment.  The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the __ day of ____, 2013.

TRAVELZOO INC.

By: _______________________
Name:
Title: